Exhibit (a)(1)(C)

                                [LOGO OF BLUEFLY]

                              NOTICE OF WITHDRAWAL
                   OF OPTIONS PREVIOUSLY TENDERED FOR EXCHANGE
            PURSUANT TO THE OFFER TO EXCHANGE DATED JANUARY 25, 2007

If you previously elected to exchange eligible options for restricted stock awards or deferred stock unit awards by submitting a Letter of Transmittal and you would like to withdraw your election to exchange one or more of your eligible option grants, you must complete, sign and return this entire Notice of Withdrawal (including both pages) via electronic delivery, facsimile, regular
mail,   overnight   courier  or  hand  delivery  using  the  following   contact
information:

         Via Electronic Delivery:
         Scan the completed and signed Notice of Withdrawal and e-mail it to optionexchange@bluefly.com.

         Via Facsimile:
         Bluefly, Inc., Attn: Kara Jenny, Fax. No. +1(786) 513-3736.

         Via Regular Mail, Overnight Courier or Hand Delivery:
         Bluefly, Inc., Attn: Kara Jenny, 42 West 39th Street, New York, New York 10018.

We must receive your election to withdraw before 11:59 p.m., Eastern Standard Time, on February 23, 2007, unless the offer is extended, in which case this Notice of Withdrawal must be received before the extended expiration of the offer.

You may confirm that your documents have been received by calling Kara Jenny or by sending an e-mail to optionexchange@bluefly.com. We intend to electronically confirm our receipt of your Notice of Withdrawal within two business days of receipt. If you do not receive confirmation of our receipt, it is your responsibility to ensure that we have received your notice.

If you have questions regarding the withdrawal of your election, please call Kara Jenny or send an e-mail to optionexchange@bluefly.com.

From:    [Employee/Non-Employee Director Name]
To:      Bluefly, Inc.

I previously received the Offer to Exchange dated January 25, 2007, a form of Letter of Transmittal, the form of Restricted Stock Award Agreement if I am an employee holding outstanding eligible vested employee stock options or the form of Deferred Stock Unit Award Agreement if I am an employee holding outstanding eligible unvested employee stock options (the applicable form being referred to herein as the "Agreement") and the 2005 Equity Incentive Plan (the "2005 Plan").

I signed and returned the Letter of Transmittal, thereby electing to exchange one or more of my eligible option grants for restricted stock awards and/or deferred stock unit awards of Bluefly. I now wish to withdraw one or more of my tendered options from the offer. I understand that by signing this Notice of Withdrawal and delivering it pursuant to the procedure described in Part III,
Section 5 of the Offer to Exchange and the instructions above, I will be withdrawing my election with respect to all eligible options listed in Annex A. I have indicated by checking "Withdraw" and writing my initials. I understand that, alternatively, I may reject the offer with respect to all my eligible options by checking the appropriate box in Annex A.

By withdrawing my election, I understand that I will not receive any restricted stock awards or deferred stock unit awards for, and will continue to hold, the options withdrawn from the offer, which will continue to be governed by the terms and conditions of the applicable existing stock option agreement(s) between Bluefly and me.

I understand that if I wish to change this withdrawal of my tendered options and once again accept the offer for any options that I have withdrawn, I must submit a new Letter of Transmittal prior to the expiration of the offer.

                                [LOGO OF BLUEFLY]

                                     ANNEX A

                              NOTICE OF WITHDRAWAL
                   OF OPTIONS PREVIOUSLY TENDERED FOR EXCHANGE
            PURSUANT TO THE OFFER TO EXCHANGE DATED JANUARY 25, 2007

Employee/Non-Employee Director Name:  [Employee/Non-Employee Director Name]

IMPORTANT: If you wish to withdraw all of the options you previously elected to exchange, please check the first box below. If you wish to specify the individual option grants that you are withdrawing from the exchange program, please check the second box below and, for each of the options listed below that you wish to withdraw, please mark "Withdraw." Please write your initials next to each "Withdraw" entry.

[ ] I want to withdraw all of the options I previously elected to exchange in the option exchange program. I understand that any previous elections I made will be considered void. I will retain my current stock options with their current terms and conditions.

[ ] I want to withdraw from participation in the option exchange program only those options that I have indicated below. I understand that, with respect to the options I am withdrawing, any previous elections I made will be considered void, and I will retain my current stock options with their current terms and conditions. I understand that those options I have not indicated for withdrawal below will continue to participate in the option exchange program.

                                                                NUMBER OF
                                       OUTSTANDING              RESTRICTED
               OPTIONS     EXERCISE   VESTED STOCK   EXCHANGE     STOCK
GRANT DATE   OUTSTANDING     PRICE      OPTIONS       RATIO       AWARDS      WITHDRAW   INITIALS
----------   -----------   --------   ------------   --------   -----------   --------   --------
                                                                              --------   --------

                                                                              --------   --------

                                                                              --------   --------

                                                                              --------   --------
Total
                                                                              --------   --------

                                                                 NUMBER OF
                                       OUTSTANDING                DEFERRED
               OPTIONS     EXERCISE   VESTED STOCK   EXCHANGE    STOCK UNIT
GRANT DATE   OUTSTANDING     PRICE      OPTIONS       RATIO        AWARDS     WITHDRAW   INITIALS
----------   -----------   --------   ------------   --------   -----------   --------   --------
                                                                              --------   --------

                                                                              --------   --------

                                                                              --------   --------

                                                                              --------   --------
Total
                                                                              --------   --------

I have completed and signed this Notice of Withdrawal exactly as my name appears on my original Letter of Transmittal.


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Employee Signature                      Date and Time


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Employee Name Printed                   E-mail Address


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Daytime Telephone Number